Exhibit 10.5

GYROSCOPE THERAPEUTICS LIMITED

SERIES C SHARE OPTION PLAN

Adopted by the Company on 29 March 2021

Approved by resolution of the shareholders of the Company on 29 March 2021, as amended by resolution of the shareholders of the Company on 7 April 2021

TABLE OF CONTENTS

1.	DEFINITIONS AND INTERPRETATION	3

2.	INTRODUCTION	9

3.	SHARES SUBJECT TO THE PLAN	10

4.	ORDINARY SHARE CAPITAL	10

5.	GRANT OF OPTIONS	10

6.	NON-TRANSFERABLE	12

7.	RIGHTS TO EXERCISE THE OPTION	13

8.	EXERCISE OF THE OPTION	14

9.	LAPSE OF THE OPTION	17

10.	SHARE SALE, COMPROMISE, LIQUIDATION AND BUSINESS SALE	18

11.	LOSS OF OFFICE OR EMPLOYMENT	22

12.	VARIATION OF CAPITAL	23

13.	COMPLIANCE WITH CODE SECTION 409A AND SECTION 457A	24

14.	ALTERATIONS	24

15.	NOTICES	26

16.	MISCELLANEOUS	26

17.	GOVERNING LAW AND JURISDICTION	28

SCHEDULE 1 POWER OF ATTORNEY		44

GYROSCOPE THERAPEUTICS LIMITED

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

1.1.1	In this Plan, the following terms shall, unless the context otherwise requires, have the following meanings:

“Acting in Concert” has the meaning given to it in The City Code on Takeovers and Mergers published by the Panel on Takeovers and Mergers (as amended from time to time);

“ADSs” means American Depository Shares, representing ordinary shares of the Company on deposit with a U.S. banking institution selected by the Company and which are registered pursuant to a Form F-6;

“Articles” means the Articles of Association of the Company, as in force from time to time;

“Bad Leaver” means a person whose engagement as a director or employee of, or Consultant to, a Group Company ceases at any time where:

(a)	in the case of an individual employed by any Group Company, the Company or any member of its Group is entitled to summarily dismiss the employee under the terms of his employment agreement; and

(b)

in the case of an individual whose services are made available to any Group Company under the terms of an agreement between any Group Company on the one hand and such individual or any other person on the other hand, the Company or any member of its Group is entitled to terminate such agreement without notice; or

(c)

in the case of an individual whose services are made available to the any Group Company under the terms of an agreement between the Company or any member of its Group on the one hand, and any person other than such individual (the “Contract Counterparty”) on the other hand, the individual’s services cease to be made available to the Company or any member of its Group in circumstances where either:

(i)	the individual’s employer was entitled to summarily dismiss the individual under the terms of his employment agreement; or

(ii)

the Contract Counterparty or any of its associates was entitled to terminate, without notice, the agreement under which the individual’s services are made available to the Contract Counterparty or any of its associates.

The further provisions of Rules 1.2.1(g) and 1.2.1(h) shall apply;

“Board” means the board of directors for the time being of the Company or, if applicable, a duly authorised committee thereof (or where applicable, any director acting under any authority delegated to him/her by the foregoing);

“Business Day” means a day, other than a Saturday, Sunday or public bank holiday;

“Business Sale” means the disposal (in one transaction of a series of connected transactions) by the Company of all or substantially all of its undertaking and assets (which shall include, without limitation, the grant by the Company of an exclusive license over all or substantially all of the commercially valuable intellectual property of the Company not entered into in the ordinary course of business);

“Code” means the United States Internal Revenue Code of 1986, as amended;

“Companies Act” means the Companies Act 2006 (as amended and/or superseded from time to time);

“Company” means Gyroscope Therapeutics Limited, a private company limited by shares incorporated in England and Wales with company number 10131257;

“Compromise” has the meaning given by Rule 10.4;

“Consultant” includes (i) a person engaged directly by a Group Company to provide services to the Group; and (ii) a person (an “Indirect Consultant”) engaged by a third party (a “Service Company”) to provide services on behalf of such Service Company to the Company’s Group where that Service Company is engaged by a member of the Company’s Group to provide such services;

“Control” means the ability of a person to secure that the affairs of a company are conducted in accordance with the person’s wishes by the holding of shares or voting power in that or any other company (or as a result of any powers in the Articles or other document relating to that or any other company (in accordance with section 995 Income Tax Act 2007));

“Controlling Interest” means an interest in shares giving to the holder or holders Control of the Company within the meaning of section 1124 of the Corporation Tax Act 2010;

“Date of Grant” means in relation to any Option, the date on which such Option is granted in accordance with applicable law;

“Director” means a director of the Company for the time being;

“Employer’s NICs” means, with respect to the United Kingdom, secondary Class 1 national insurance contributions (and other similar liabilities of an employer to make social security payments (including Medicare) in any jurisdiction);

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

“Exit” means in relation to an Option, the occurrence of the first in time of the following:

(d) Business Sale; or

(e) Share Sale;

Notwithstanding the foregoing, no event or condition shall constitute an ‘Exit’ to the extent that, if it were, a 20% tax would be imposed under Section 409A of the Code; provided that, in such a case, the event or condition shall continue to constitute an Exit to the maximum extent possible (e.g. if applicable, in respect of Vesting without an acceleration of distribution) without causing the imposition of such 20% tax.

“Fair Market Value” shall mean, as of any date, the value of a Share determined as follows:

(a)

if the Shares are listed on one or more established stock exchanges or national market systems, its Fair Market Value shall be the closing sales price for such shares (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Shares are listed (as determined by the Board) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Board deems reliable;

(b)

if the Shares are regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognised securities dealer, its Fair Market Value shall be the closing sales price for such shares as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a Share shall be the mean between the high bid and low asked prices for the Shares on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Board deems reliable; or

(c)

if neither (a) nor (b) above applies, its Fair Market Value shall be the fair market value determined by the Board using any measure of value that the Board determines to be appropriate (including, as it considers appropriate, relying on appraisals), and with respect to Options, in a manner consistent with the valuation principles under Section 409A of the Code, except as the Board may expressly determine otherwise;

“Good Leaver” means a Leaver who holds Options and is not a Bad Leaver;

“Group” and “Group Company” means the Company or any Subsidiary of the Company;

“Incentive Stock Option” means any right to acquire Shares intended to qualify as an incentive stock option within the meaning of Section 422 of the Code;

“Internal Reorganisation” means any event, offer, scheme, share purchase, merger or arrangement whereby:

(a)	another company obtains Control of the Company; and

(b)

immediately afterwards the issued ordinary share capital is owned substantially by the same persons who were equity shareholders of the Company immediately prior to such event, offer, scheme, share purchase, merger or arrangement (as the case may be) in substantially the same proportions;

“IPO” means the first to occur of (i) in connection with an offering where shares or securities of the Company or a New Holding Company are to be admitted to trading on NYSE, Nasdaq, or any other securities exchange nationally recognised in the United States, the completion of the initial public offering of the shares or securities representing those shares (including without limitation depositary interests, American depositary receipts, American depositary shares and/or other instruments) on NYSE, Nasdaq or any other nationally recognised securities exchange, or (ii) in connection with an offering of shares or securities of the Company or a New Holding Company not falling within (i) above, the admission of all or any of the shares or securities representing those shares (including without limitation depositary interests, American depositary receipts, American depositary shares and/or other instruments) to or the grant of permission by any like authority for the same to be admitted to or traded or quoted on the Official List of the United Kingdom Listing Authority or the AIM Market operated by the London Stock Exchange Plc or any other recognised investment exchange (as defined in section 285 of the Financial Services and Markets Act 2000);

“IRS” means the US Internal Revenue Service;

“Leaver” means any person who ceases to be a director or employee of, or Consultant to, any Group Company (and who does not thereafter continue as either a director or employee of, or a Consultant to, any Group Company). The further provisions at Rules 1.2.1(g) and 1.2.1(h) shall apply;

“New Holding Company” means a company (a “New Holding Company”) which acquires all (or substantially all) of the share capital of the Company (a “Change of Ownership”) where the identity of the shareholders of, and the proportions in which they hold shares in, the New Holding Company immediately subsequent to such Change of Ownership, is the same as the identity of the shareholders of, and the proportions in which they hold shares in, the Company immediately prior to such Change of Ownership;

“Non-Qualified Stock Option” means any right to acquire Shares not intended to qualify as an Incentive Stock Option;

“Notice of Exercise” means a notice of exercise in accordance with the form set out in Schedule 1 or such other form as may be prescribed or required by the Board from time to time;

“Option” means a right to acquire Shares under the Plan which shall include an Incentive Stock Option or a Non-Qualified Stock Option;

“Option holder” means an individual to whom an Option has been granted which has neither lapsed nor been surrendered or exercised;

“Option Notification” means the notification setting forth the terms and conditions of the Option, in such form as the Board shall from time to time determine;

“Option Price” means, the price per Share determined by the Board as set out in Rule 5.3, provided always that the Option Price shall not be less than the greater of (i) 100% of the Fair Market Value on the Date of Grant and (ii) the nominal value of a Share;

“Parent” means a “parent corporation” of the Company, whether now or hereafter existing, as defined in Section 424(e) of the Code;

“Participant” means any director (including non-executive directors), officeholder (including an officeholder providing his/her services through an intermediary) or employee or a Consultant to any Group Company.

“Personal Representatives” means in relation to the Option holder, the Option holder’s legal personal representatives (being either the executors of his/her will to whom a valid grant of probate has been made or the duly appointed administrators of his/her estate) who in either case have provided the Board with satisfactory evidence of their appointment;

“Plan” means this plan, being the Gyroscope Therapeutics Limited Series C Share Option Plan, as amended from time to time;

“Power of Attorney” means a power of attorney being in the form set out in Schedule 1 or such other form as may be prescribed or required by the Board from time to time;

“Relevant Company” means the Company (being any Group Company) which incurs a Tax Liability as set out in Rule 8.3;

“Rules” means the rules of this Plan, as amended from time to time;

“Securities Act” means the United States Securities Act of 1933, as amended;

“Series C Preferred Majority” has the meaning given to it in the Articles;

“Shares” means shares forming part of the ordinary share capital of the Company or ADSs representing the ordinary share capital of the Company;

“Share Sale” means the sale of (or the grant of a right to acquire or to dispose of) any of the shares in the capital of the Company (in one transaction or as a series of transactions) which will result in the purchaser of those shares (or grantee of that right) and persons Acting in Concert with him/her together acquiring a Controlling Interest in the Company, except where following completion of the sale the shareholders and the proportion of shares held by each of them are the same as the shareholders and their shareholdings in the Company immediately prior to completion of the sale;

“Subsidiary” means a “subsidiary corporation” of the Company, whether now or hereafter existing, as defined in Section 424(f) of the Code;

“Tax Election” means all elections, notifications, consents, agreements or other arrangements as the Board may in its absolute discretion require or permit to be made by any Option holder in connection with any issue of Shares, including without limitation an election pursuant to Section 83(b) of the Code with respect to Shares issued to any Option holder who is liable for tax on employment income with respect thereto;

“Tax Liability” means a liability to account for the Option holder’s tax, national insurance, social security or other levies in respect of the Option (whether by reason of grant, exercise, or otherwise), including all applicable federal, state, local, foreign or other income and employment taxes and any liability arising after the termination of the Option holder’s employment for whatever reason and which:

(a)	may arise or be incurred in any jurisdiction whatsoever; and,

(b)	by the law of the same jurisdiction may or shall be recovered from the person entitled to the Option.

“Unvested” means such number or the proportion of the Shares subject to the Option that are not Vested;

“Vested” means in relation to an Option, that the Option to the extent it has, subject to the Rules, become ‘vested’ as a result of vesting conditions specified by the Board in accordance with Rule 5.8 and set out in the Vesting Schedule having been satisfied (or the Board otherwise confirming in writing to the relevant Option holder that such condition shall be deemed satisfied or waived). “Vest” and “Vesting” shall be construed accordingly; and

“Vesting Schedule” means the vesting schedule to the Option Notification.

1.2	Interpretation

1.2.1	Unless the context otherwise requires, the following rules of interpretation shall apply to this Plan:

(a)	words in the singular include the plural and in the plural include the singular;

(b)	use of any gender includes the other genders and neuter;

(c)	references to a particular statute or statutory provision or other law shall:

(i)	include all subordinate legislation made from time to time under that statute, statutory provision or other law; and

(ii)

be construed as a reference to such law as amended, re-enacted, consolidated, supplemented, replaced or renumbered (or as its application or interpretation is changed or affected by other laws) from time to time and as was, is, or will be (as the case may be) applicable at the time in question;

(d)	references to “Rules” and “Schedules” are to rules of, and schedules to, this Plan;

(e)

the words “include”, “including” or “in particular” shall not limit the generality of any preceding words or be construed as being limited to the same class as any preceding words where a wider construction is possible;

(f)	when a period of time is specified and starts from a given day or the day of an act or event, such period of time shall be calculated exclusive of that day;

(g)	with respect to an Indirect Consultant, in the definition of Bad Leaver:

(i)

reference to “circumstances that would allow such engagement to be terminated” shall be construed to include all circumstances that may result in the cessation of the provision of services by the Indirect Consultant to the Company’s Group (including, without limitation, termination of any relevant agreement with his/her Service Company); and

(ii)

reference to “such person’s fraud, dishonesty, gross misconduct, material breach of obligation, or other circumstance by reason of which such person may be summarily dismissed” shall be construed as meaning “the Indirect Consultant’s (and/or his/her Service Company’s) fraud, dishonesty, gross misconduct, material breach of obligation, circumstance by reason of which such Indirect Consultant’s engagement may be summarily terminated, or other circumstance by reason of which the engagement of the Service Company may be summarily terminated”; and

(h)

in the definition of Bad Leaver reference to a circumstance in which a person may be “summarily dismissed” means a circumstance in which the Company’s Group may treat the applicable terms of engagement as terminable without notice by reason of the conduct of such person (or, in the case of an Indirect Consultant, by reason of the conduct of the Indirect Consultant or relevant Service Company).

1.2.2	The Table of Contents, headings and titles are for convenience only and do not affect the interpretation of this Plan.

1.2.3

If any provisions of the Schedules at any time conflict with any of the other provisions of this Plan (not contained in the Schedules), the provisions of this Plan (not contained in the Schedules) shall prevail.

2.	INTRODUCTION

2.1	Purpose of the Plan

The purpose of the Plan is to promote the long term financial interests and growth of the Group by attracting, retaining and motivating Participants by means of growth-related equity incentives in the form of Options to achieve long term goals and to align the interests of participants under the Plan with those of the shareholders of the Company through opportunities for share-ownership in the Company.

2.2	Incentive Stock Options

The Board may grant Incentive Stock Options to an employee of the Company or any Group Company (including a Director who is also an employee) provided the other relevant conditions are satisfied. To the extent an Option is intended to be an Incentive Stock Option but fails to qualify, such Option shall be treated as a Non-Qualified Stock Option.

2.3	Non-Qualified Stock Options

The Board may grant Non-Qualified Stock Options to a director, officeholder, employee or Consultant who is providing services on the Date of Grant to the Company or to a Subsidiary that would be described in the first sentence of Section 1.409A-1(b)(5)(iii)(E) of the Treasury Regulations under the Code.

2.4	Rule 701

The grant of Options to Participants may be exempt from registration under Rule 701 of the Securities Act (“Rule 701”) while the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act. Accordingly, where such exemption is to apply, amongst other criteria applicable with respect to Rule 701:

(a)

the aggregate sales price (i.e. Option Price in the case of Options) or amount of any securities sold by the Company (i.e. as includes the grant of Options) in reliance on Rule 701 (i.e. excluding sales made in reliance another Securities Act exemption) under the Plan or any other arrangement or scheme of the Company during any consecutive 12 month period cannot exceed the greatest of the following:

(i)	$1,000,000; or

(ii)	15% of the total assets of the Company (measured as of the latest balance sheet date); or

(iii)	15% of the outstanding amount of the class of securities being offered and sold in reliance on Rule 701.

(b)

unless the Board determines otherwise (having due regard to the requirements of Rule 701), the aggregate sales of securities under Rule 701 during any 12 month period shall not exceed $10 million (or such successor limit as may be announced by the U.S. Securities and Exchange Commission from time to time); and

(c)	securities issued under Rule 701 will be deemed “restricted securities” within the meaning of Rule 144 under the Securities Act.

2.5	Adoption of Plan

This Plan shall become effective upon its adoption by the Board and shall continue in effect for a term of ten years from the date of adoption unless sooner terminated.

2.6	Shareholder Approval

No Option granted under the Plan may be exercised and no Shares shall be issued until the Plan is approved by shareholders of the Company holding a majority of the Shares in the capital of the Company entitled to vote. If such shareholder approval is not obtained within twelve months after the date of the Board’s adoption of the Plan, then all Options previously granted under the Plan shall terminate and cease to be outstanding, and no further Options shall be granted under the Plan.

3.	SHARES SUBJECT TO THE PLAN

3.1	Limit on number of Shares under the Plan

Subject to the provisions of Rules 10 and 12 of the Plan, (i) the maximum aggregate number of Shares which may be issued pursuant to any Option granted under this Plan is 14,761,988 Shares, and (ii) the maximum aggregate number of Shares which may be issued pursuant to Incentive Stock Options is 14,761,988 Shares. The shares may be authorised, but unissued, or reacquired Shares.

3.2	Shares returned to Plan

Any Shares under an Option (or portion of an Option) which is forfeited, cancelled or lapsed, or which otherwise would have been issued with respect to an Option but the right to which is instead surrendered in payment or partial payment of the Option Price thereof and/or tax withholding, shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under this Plan. Shares that actually have been issued pursuant to an Option shall not be returned and will not become available for future issuance hereunder, except that if Shares are forfeited or repurchased by the Company, such Shares shall become available for future grant for all purposes other than for granting Incentive Stock Options.

4.	ORDINARY SHARE CAPITAL

The Company shall at all times ensure that it has all authorities required to issue a sufficient number of Shares without restriction to satisfy the exercise to the fullest extent possible of all Options which have neither lapsed nor been fully exercised, taking account of any other obligations of the Company to provide shares of the same class as the Shares.

5.	GRANT OF OPTIONS

5.1	Grant at the discretion of the Board

5.1.1

Subject to the limitations and conditions of this Plan, the Board may from time to time at its absolute discretion grant Options to Participants and determine the number of Shares to be covered by each Option, the Option Price, the Fair Market Value, the Vesting Schedule and such other terms, conditions and limitations applicable to the exercise of each Option, as it shall deem advisable. All of the terms and conditions of an Option shall be as set forth in the applicable Option Notification or in the Plan.

5.1.2

Subject to Rule 5.4, the Board may determine to grant Options as Incentive Stock Options or Non-Qualified Stock Options. To the extent that any Option intended to qualify as an Incentive Stock Option does not so qualify, it shall be deemed a Non-Qualified Stock Option.

5.1.3

The Board shall have full discretionary authority to construe and interpret the terms of the Plan and any Option Notification entered into under the Plan and to determine all facts necessary to administer the Plan and any Option Notification, including, without limitation, to correct any defect, to supply any omission or to reconcile any inconsistency in the Plan or any Option Notification. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Option.

5.2	10 year Plan

No Option shall be granted under this Plan after the tenth anniversary of the date of adoption of this Plan (or, if earlier, the tenth anniversary of the date this Plan was approved by resolution of the shareholders of the Company).

5.3	Option Price

5.3.1	The Option Price per Share shall be determined by the Board in its sole and absolute discretion, provided always that the Option Price shall not be less than:

(a)	the nominal value of the Share(s) over which such Option is granted (being £0.00001 per Share as at the date of adoption of this Plan); and

(b)	100% of the Fair Market Value on the Date of Grant (unless the Company expressly provides otherwise).

5.3.2

If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of shares of the Company or any Subsidiary or Parent of the Company, and an Incentive Stock Option is granted to such employee, the Option Price of such Incentive Stock Option shall not be less than 110% of the Fair Market Value on the Date of Grant.

5.3.3

Notwithstanding the foregoing, Options may be granted with a per share Option Price other than as required above as a substitution for an option in accordance with and pursuant to Section 424 of the Code, in the case of an Incentive Stock Option, and pursuant to Section 409A of the Code, in the case of a Non-Qualified Stock Option.

5.4	Annual limit on Incentive Stock Options

Where the Board so determines, an Option shall be designated in the Option Notification as an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Option holder during any calendar year (under all plans of the Company and any Subsidiary or Parent) exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options. For purposes of this Rule 5.4, Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

5.5	Payment at Grant

No payment shall be required for the grant of any Option.

5.6	Grant of Options and Option Notification

5.6.1

The Company shall grant Options by deed and a single deed of grant may be executed in favour of any number of Participants. Each Participant shall on, or as soon as possible, after the Date of Grant be issued an Option Notification evidencing the grant of the Option. The Date of Grant shall be the date on which the Company executes the deed pursuant to which the Option is granted.

An Option Notification shall specify:

(a)	the type of option being granted;

(b)	the number of Shares subject to the Option;

(c)	the Option Price;

(d)	the Date of Grant;

(e)	the terms upon which the Option will Vest; and

(f)	details of any further restrictions or risks of forfeiture which attach to the Shares subject to the Option in addition to those applying under the Rules.

5.7	Term of Options

The term of an Option shall be fixed by the Board and set forth in the Option Notification; provided, however, that no Option shall be exercised more than ten years after the Date of Grant. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of shares of the Company or any Subsidiary or Parent of the Company, and an Incentive Stock Option is granted to such employee, the term of such Option shall be no more than five years from the Date of Grant.

5.8	Board may impose conditions

5.8.1

The Board may, as they think fit, impose conditions as to the extent to which an Option shall become exercisable on specific events occurring and/or after specified periods of time and the effect of such Vesting conditions shall be that, unless otherwise set out in these Rules, the provisions for exercise of any Option under these Rules shall have effect only to the extent that such Option has Vested in accordance with such conditions. Any Vesting conditions which apply to an Option shall be set out in the Vesting Schedule to the Option Notification.

5.8.2

In respect of any particular Option holder, this Rule 5.8 shall apply separately in respect of that Option holder’s Options which (i) have been issued with different Commencement Dates (as defined in the Articles) or (ii) were issued with the same Commencement Date (as defined in the Articles) but which were issued on different terms and/or which carry different rights.

5.8.3	The Board may determine that any particular Option, to the extent Unvested, is to be Vested on such basis as the Board specifies.

5.9	No security

Unless the Board determines otherwise, no benefit or promise under the Plan shall be secured by any specific assets of the Group, nor shall any assets of the Group be designated as attributable or allocated to the satisfaction of the Company’s obligations under the Plan.

6.	NON-TRANSFERABLE

Save as provided in Rule 7.4, no Option nor any right thereunder shall be capable of being sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, and may be exercised, during an Option holder’s lifetime, only by the Option holder. Upon any purported assignment, transfer, encumbrance or charge the Option shall immediately lapse and cease to be exercisable.

7.	RIGHTS TO EXERCISE THE OPTION

7.1	General

7.1.1

Subject to the provisions of this Rule 7 (including, without limitation, the extent to which an Option can be exercised), Rule 8, Rule 9 and Rule 10, an Option (either in whole or in part) may only be exercised to the extent that it has Vested and that arrangements satisfactory to the Board have been made to ensure that the Option holder satisfies any and all Tax Liabilities and requirements in relation to Employer’s NICs.

7.1.2

An Option holder shall have the rights of a shareholder only as to Shares acquired upon the exercise of an Option and not as to Shares underlying an unexercised Option (whether Vested or not). No dividend equivalents shall be paid in respect of Options to any Option holder.

7.1.3

Save as otherwise specifically provided in these Rules and the Option Notification, no further Vesting of Options (or part thereof) shall occur from the date on which an Option holder ceases to be a director, officeholder, employee of, or Consultant to, any Group Company (and does not thereafter continue as either a director, officeholder or employee of, or Consultant to, any Group Company).

7.2	Bad Leaver

Save with the express written approval of the Board, in the event that the Option holder is a Bad Leaver, the Option, whether Vested and unexercised or Unvested, shall lapse immediately on the date upon which the Option holder ceases to be engaged as a director or employee of, or Consultant to, the relevant Group Company (or, if earlier, when notice to cease such employment or engagement is given). Save with the express written approval of the Board, no Option holder may exercise an Option (whether or not Vested) if his/her engagement as a director or employee of, or Consultant to, a Group Company is then liable to be terminated in circumstances where such Option holder would thereupon become a Bad Leaver.

7.3	Good Leaver

In the event that the Option holder becomes a Good Leaver (and subject to Rule 9):

(a) the Option shall be exercisable to the extent Vested as at the date of ceasing to be engaged by a Group Company within 90 days (or such longer period as the Board may approve and confirm in writing to the Option holder) of ceasing employment or ceasing to provide services for any Group Company and the Option shall lapse if not exercised on the expiry of the period during which it was capable of being exercised; and

(b) the Option to the extent Unvested shall lapse immediately on the date upon which the Option holder so ceases to be engaged by the Group, save to the extent the Board in its discretion determines that the Unvested Option may be exercised (in whole or in part) within 90 days (or such longer period as the Board may approve and confirm in writing to the Option holder) of so ceasing to be engaged by any Group Company and the Option shall lapse if not exercised on the expiry of the period during which the Option was capable of being exercised.

7.4	Death of the Option holder

The Board may provide in an Option Notification that the Option is transferable by will, by the laws of descent and distribution, or as permitted by Rule 701 promulgated under the Securities Act. In such circumstances, the Option shall (subject to Rule 9) be exercisable by the Personal Representatives to the extent the Option was Vested as at the date of the Option holder’s death (and, if and to the extent so determined by the Board, that part of the Option as is Unvested as at the date of the Option holder’s death), provided that the Option shall only be so exercisable within 12 months of the Option holder’s death and shall lapse if not exercised on the expiry of such period.

7.5	Disability of the Option holder

If an Option holder ceases to be engaged as a director, officeholder or employee of, or Consultant to, the relevant Group Company, the Option shall (subject to Rule 9) be exercisable by the Option holder to the extent the Option was Vested as at the date the Option holder ceased its relationship with the relevant Group Company, provided that the Option shall only be so exercisable within 6 months (or such longer period as the Board may approve and confirm in writing to the Option holder) immediately following the Option holder’s termination and shall lapse if not exercised on the expiry of such period.

7.6	Acceleration of Options

The Board may at any time provide that any Option shall become immediately exercisable in whole or in part, free of some or all restrictions or conditions.

7.7	Absence

An Option holder who is absent from his/her office or employment on military leave, sick leave, or other bona fide leave of absence for up to 3 months, or if longer, so long as the Option holder’s right to reemployment is provided either by statute or by contract, shall be deemed for the purposes of these Rules not to have ceased to hold office or be employed by any Group Company until the end of such leave of absence. If the period of leave exceeds 3 months and the Option holder’s right to reemployment is not provided either by statute or by contract, the employment relationship is deemed to terminate on the first day immediately following such 3 month period, unless otherwise determined by the Board in its absolute discretion, and confirmed in writing to the Option holder.

8.	EXERCISE OF THE OPTION

8.1	Procedure on Exercise

8.1.1

Where exercisable under these Rules, to validly exercise an Option the following original documents (save where the Company, in its sole discretion, agrees to accept a copy of an original document) must be delivered to the Company at its registered office (or such other address as the Company may notify to the Option holder for such purpose), in each case duly completed and executed by the Option holder:

(a)	the Option Notification(s) covering at least all of the Shares over which the Option is then to be exercised;

(b)	the Notice of Exercise in respect of the Shares over which the Option is then to be exercised;

(c)	a Tax Election in respect of the Shares over which the Option is then to be exercised;

(d)

payment (or an arrangement pursuant to which payments will be made, in such manner and on such terms as the Board may approve) of a sum equal to the aggregate Option Price for the number of Shares over which the Option is to be exercised;

(e)	payment (or an arrangement pursuant to which payments will be made, in such manner and on such terms as the Board may approve) of any Tax Liability and Employer’s NICs in accordance with Rule 8.3;

(f)	a Power of Attorney (unless the Company has by written notice to the Option holder expressly waived this requirement);

(g)

if and to the extent that existing shareholders in the Company are subject to a shareholders’ agreement and/or other similar agreement or arrangement then, if so required by the Company, a deed of adherence in such form as the Company may require pursuant to which the Option holder agrees to be bound by the terms thereof; and

(h)

where the Option is exercised under Rule 10.1 or if otherwise required by the Company, such further powers of attorney, waivers, consents, notices, transfers, sale agreements, elections, undertakings and other documents as the Company may reasonably require in connection with the exercise of the Option and/or the transfer of Shares issued thereunder pursuant to, or otherwise in connection with, the terms of any actual or proposed Share Sale.

8.1.2	The exercise of an Option by the Option holder may be expressed to be conditional upon the satisfaction of such conditions as the Board may approve, but shall otherwise be unconditional.

8.1.3

Subject to the approval of the Board, Options may be exercised pursuant to such cashless exercise procedures as may be approved and implemented by the Board from time to time, including, without limitation, pursuant to broker-assisted exercise transactions and/or net exercise procedures.

8.2	Issue or transfer of Shares

8.2.1

The Company shall issue or procure the transfer of Shares to be allotted or transferred pursuant to the exercise of the Option to the Option holder within 30 days following the effective date of exercise of the Option.

8.2.2

Shares issued pursuant to this Plan will rank pari passu in all respects with the Shares of the same class then already in issue (save as to the subscription price paid in respect thereof and subject to the provisions of the Articles) except that they and any Shares transferred pursuant to this Plan will not rank for any dividend or other distribution of the Company paid or made by reference to a record date falling prior to the date of issue (or, in the case of a transfer of issued Shares, the date of transfer) of such Shares pursuant to Rule 8.1.

8.2.3

The Company shall not be obliged to allot and issue any Shares or any interest in Shares pursuant to the exercise of this Option unless and until the Option holder has satisfied those conditions the Company deems applicable in Rule 8.1.

8.2.4

If at any time the Board determines that the delivery of Shares pursuant to the exercise, Vesting or any other provision of an Option is or may be unlawful under applicable law, the Vesting or right to exercise an Option or to otherwise receive Shares pursuant to the terms of an Option Notification shall be suspended until the Board determines that such delivery is lawful, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Company shall have no obligation to effect any registration or qualification of the Shares under federal or state laws.

8.2.5

As a condition to the exercise of an Option or the receipt of Shares, the Company may require: (i) the person exercising such Option (a) to make such representations and agreements as the Company may consider appropriate to avoid violation of the Securities Act or comparable state law and (b) to agree to market standoff obligations in connection with an IPO or other public offering of Shares and without limitation to agree to enter into a lock-up agreement; and (ii) that the certificate(s) evidencing such Shares bear appropriate legends restricting transfer.

8.3	Taxes

8.3.1

Where, in relation to the Option, any Group Company (a “Relevant Company”) is liable, or is in accordance with current practice believed to be liable under any statute or regulation or otherwise, to account to any revenue or other authority for sums in respect of a Tax Liability arising directly or indirectly in connection to the Option (including, without limitation, in connection with the grant, vesting or exercise of the Option or the issuance of Shares thereunder), the Option holder shall indemnify and shall keep indemnified the Relevant Company against, and hold the Relevant Company harmless from, such Tax Liability and the Option holder shall pay the Relevant Company a sum equal to the Tax Liability immediately upon written notice of the quantum of the said liability.

8.3.2

The Option holder must satisfy all applicable federal, state, local, foreign or other income and employment tax withholding obligations before the Company will deliver share certificates or otherwise recognise ownership of Shares upon the exercise of an Option. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages, and may prescribe such rules for the withholding of taxes as it deems necessary. If the Company elects not to or cannot withhold from other compensation, the Option holder must pay the Company the full amount, if any, required for withholding or, if permitted by the Board in its discretion, have a broker tender to the Company cash equal to the withholding obligations.

8.3.3

Notwithstanding the above, the Company may impose such conditions upon the exercise of the Option as are necessary or desirable for the Relevant Company to meet any or all such Tax Liabilities the subject of the indemnity in Rule 8.3.1, including a condition that no exercise may take place unless the Option holder has provided the Relevant Company with cash funds sufficient to meet such Tax Liability, or has entered into arrangements acceptable to the Relevant Company to secure that such cash funds are available, or to allow the Relevant Company to deduct the amount of such Tax Liability from any cash amounts (including salary and bonuses) which may become payable to the Option holder by any Group Company or third party.

8.3.4	The Company may, without limitation, require as a condition of the exercise of the Option, that the Option holder shall, if and to the extent permitted by applicable law:

(a) agree to reimburse the Relevant Company in whole or in part for any Employer’s NICs arising on the exercise of an Option; or

(b) enter into an election with the Relevant Company to assume in whole or part the liability for any Employer’s NICs, payable on the exercise of the Option; or

(c) agree to pay the Employer’s NICs, social security contributions and other levies and taxes arising on the exercise of the Option to the extent permitted by law, in any other jurisdiction.

8.3.5 If the Option holder shall fail to:

(a) make payment to the Relevant Company immediately upon receipt of a written notice in accordance with Rule 8.3.1; or

(b) reimburse the Relevant Company in accordance with an agreement or election in whole or in part for any sum pursuant to Rule 8.3.4 the Company shall be authorised by the Option holder to reduce the number of Shares otherwise deliverable to the Option holder upon the exercise of an Option, and may sell such Shares for and on behalf of the Option holder, as may be sufficient to produce a sum which (after allowance for the costs and expenses of such a sale) may discharge (and shall be applied in discharge of) the Option holder’s liability to the Relevant Company under Rule 8.3.1 or any agreement or election pursuant to Rule 8.3.4 and the Company may exercise all such powers and may appoint any of its officers to sign all such documents in the name of the Option holder and as his/her act and deed as may be necessary for this purpose.

8.3.6

If the Option holder shall fail to make payment to the Relevant Company immediately upon receipt of a written notice in accordance with Rule 8.3.1, the Option holder shall be liable to make good any amount outstanding on demand.

8.3.7

The Option holder understands that he/she may suffer adverse tax consequences and/or financial loss as a result of the Option holder’s purchase or disposition of the Shares. The Option holder represents that he/she will consult with such tax and financial advisors as the Option holder deems appropriate in connection with the purchase or disposition of the Shares and that the Option holder is not relying on any Group Company (or any shareholder, officer, employee, agent, advisor or representative thereof) for any tax, financial or investment advice.

8.4	New Holding Company

In the event that it is determined an Option holder may exercise an Unvested Option and acquire Shares in connection with a Share Sale which is an acquisition of shares by a New Holding Company, then the Company may (in addition to any other requirements arising under the Plan) require as a condition of exercise that the Option holder enter into such further agreements and arrangements (including with the New Holding Company and/or the Company) as the Company may require with respect to the future vesting, and possible forfeiture of, rights and interests of the Option holder in such Shares after the exercise of the Option.

9.	LAPSE OF THE OPTION

An Option shall immediately cease to be exercisable and shall lapse on the earliest of:

(a)	the tenth anniversary of the Date of Grant;

(b)

in the event that the Option holder is a Bad Leaver the date on which the Option holder ceases to be engaged as a director, officeholder or employee of, or Consultant to, the relevant Group Company (or, if earlier, when notice to leave such employment or engagement is given);

(c)

the expiry of the periods in Rule 7, except that if the Option holder dies during the exercise period specified in Rule 7, the Option shall not lapse by reason of this Rule 9(c) until the first anniversary of the Option holder’s death, if later;

(d)	in the event of the Option holder’s death, the first anniversary of the Option holder’s death;

(e)	the expiry of any of the periods or at any time referred to in Rule 10 providing for the lapse of the Option;

(f)	the date on which it is purported to be transferred or assigned (other than by reason of death), mortgaged, charged or otherwise disposed of by the Option holder;

(g)

the presentation of any petition to any court of competent jurisdiction by which an order is sought for the bankruptcy of the Option holder (save where no such order for bankruptcy is thereafter given);

(h)	upon the Option holder making an application for an interim order or any proposal for a voluntary arrangement within Part VIII of the Insolvency Act 1986 or similar law in any jurisdiction;

(i)	upon the Option holder proposing any form of compromise with his/her creditors or any class of creditors; and

(j)

the date on which the Option holder is deprived (otherwise than on death) of the legal or beneficial ownership of the Option by operation of law or by the Option holder doing or omitting to do anything which causes him/her to be so deprived.

10.	SHARE SALE, COMPROMISE, LIQUIDATION AND BUSINESS SALE

10.1	Share Sale

10.1.1

In the event of any agreement, offer, resolution or other arrangement being entered into, made or otherwise given effect (a “Sale”) which provides for a Share Sale then, the Option, to the extent the Option is Vested as at the date of exercise (and, if and to the extent so determined by the Board, that part of the Option as is Unvested as at the date of exercise), may be exercised in accordance with the following provisions:

(a)

if the Company notifies the Option holder in writing of the proposed Sale (the “Notification”) which may result in a Share Sale (and for the purposes of this Rule 10.1.1(a) the time that a Controlling Interest is obtained by the relevant transferee pursuant to such Sale shall be referred to as the “Unconditional Time”), the Option holder may deliver his/her Notice of Exercise and other documents and matters required by the Company under the procedure in Rule 8 at any time in the period commencing on the Option holder’s receipt of the Notification and ending immediately before the Unconditional Time (or such other deadline date and time as may have been stated in the Notification), and any Notice of Exercise delivered in accordance with this Rule 10.1.1(a) shall be deemed exercised immediately before the Unconditional Time (or such other deemed date and time (whether expressly stated, or stated by relevance to any other matter or circumstance) as may have been stated in the Notification) and, on expiry of the said period the Option (to the extent not exercised in accordance with this Rule 10.1.1(a) or unless Rule 10.2 is applicable); shall lapse;

(b)

in the event that no Notification is made (as permitted by Rule 10.1.1(a)), the Company shall promptly notify the Option Holder once the relevant transferee has acquired a Controlling Interest and the Option may be exercised within 39 days of the time that a Controlling Interest is obtained by the relevant acquirer pursuant to such Sale. The Option shall lapse on the 40th day following the time that a Controlling Interest is obtained by the relevant acquirer pursuant to such Sale, unless Rule 10.2 is applicable;

(c)

any option shall be cancelled in exchange for cash and/or other substitute consideration with a value equal to (A) the number of shares subject to that Option, multiplied by (B) the excess, if any, of the Fair Market Value per share on the date of the Sale or the per-share consideration payable to the Company’s shareholders pursuant to the definitive written agreement entered into by the Company with respect to the Sale (such per share consideration, the “Transaction Consideration”) over the exercise price of that Option; provided, that if the Fair Market Value per share on the date of the Sale or the Transaction Consideration does not exceed the exercise price of any such Option, the Board may cancel that Option without any payment of consideration; or

(d)	any Option that is not exercised as of the consummation of the Sale may be cancelled for no consideration.

10.1.2

In taking any of the actions permitted under Rule 10.1.1, the Board shall not be obligated to treat all Option holders, all Options or all Options held by an Option holder identically. Any substitute consideration issued to an Option holder pursuant to Rule 10.1.1 may include, to the extent determined by the Board in its absolute discretion, the right to receive consideration payable in connection with a Sale after the closing (e.g. in respect of an earn-out or escrow release).

10.1.3

Where a Notification is made in Rule 10.1.1(a) and the Board becomes aware that the proposed Sale will not proceed, any Notice of Exercise shall be cancelled and the Board shall return such Notice of Exercise and any payment (or indemnity to make payment) in respect of the Option to the Option holder, and no exercise of the Option shall be treated as having occurred in relation to such offer under this Rule 10.

10.1.4

An Option holder, by exercising his/her Option pursuant to Rule 10.1, shall be deemed to irrevocably authorise the sale or otherwise trade on his/her behalf by the Company or such other person as it may appoint of his/her Shares acquired on exercise of his/her Option under the terms of the Sale and to execute such documents and take such actions as agent for and on behalf of, and in the name of, such Option holder as may be necessary or desirable in connection with, or under the terms of, such Sale.

10.2	Status of Unvested Options on a Sale

10.2.1

In the event of a proposed Sale, prior to such Sale the Board shall determine the nature and extent of any alternative and/or further terms and conditions (as shall be determined by the Board in its sole discretion) (“Post-exit Vesting Terms”) as shall apply as to the Unvested Options and/or with respect to (or in exchange or substitution of) an Option holder’s interests in Unvested Options (and/or any consideration, securities, dividends, distributions, or other benefits, entitlements or rights, in each case arising from or in respect of, or in exchange or substitution of, such Unvested Options) (“Post-exit Interests”) to the extent that such Post-Exit Vesting Terms and/or Post-Exit Interests are not otherwise explicitly provided for in this Plan.

(a)	For the avoidance of doubt, and without limitation:

(i)

Post-exit Vesting Terms may provide that (if and when and to the extent so determined by the Board, in its sole discretion) some or all of the Unvested Options shall lapse as though the Option holder were a Leaver;

(ii)

Post-exit Vesting Terms may, amongst other matters, impose vesting criteria (on such basis as may be determined by the Board, in its sole discretion) on, and provide for the terms of forfeiture, surrender, waiver or transfer (as the case may be) of, Post-exit Interests; and/or

(iii)

Post-exit Vesting Terms may (if so determined by the Board, in its sole discretion) comprise terms proposed by a purchaser, holding company or third party under which terms new equity incentives or other benefits are thereby granted to an Option holder in exchange for (or otherwise in connection with the release of) an Option holder’s interests in the Unvested Options (and/or other Post-exit Interests).

10.2.2

Notwithstanding the provisions of Rule 10.2.1, the Post-exit Interests shall Vest in full and be paid or distributed to, or otherwise accrue for the benefit of, the Option holder if, within 12 months of the date of the Sale, the Option holder becomes a Leaver by reason of his/her engagement as a director, officeholder or employee of, or Consultant to, the Company’s Group being terminated by the Company’s Group (other than in circumstances in which the Option holder is a Bad Leaver).

10.2.3

Post-exit Vesting Terms need not provide for the grant of equity incentives to an Option holder and may, without limitation, concern the timing and/or quantum of bonus(es), consideration and/or other payment(s) or benefit(s).

10.2.4	The terms of the Post-exit Vesting Terms shall be notified in writing by the Company to the Option holder prior to a Sale.

10.2.5

If so requested by the Company, the Option holder shall enter into such further agreements and arrangements (including, without limitation, any agreement or arrangement with a purchaser, holding company or other third party), make such elections, and give such confirmations and undertakings, and provide such information, as the Company may determine to be necessary or desirable to agree, give effect to, record or as may otherwise concern any Post-exit Vesting Terms (“Post-exit Vesting Arrangements”).

10.2.6

If the Company fails to determine the Post-exit Vesting Terms in accordance with this Rule 10.2 then, immediately prior to the relevant Sale, the Option holder’s Unvested Options shall be automatically be determined as having Vested in full.

10.2.7

If the Option holder fails to comply with any request made by the Company under this Rule with respect to any Post-exit Vesting Arrangements then, if and when so determined by the Board (in its sole discretion), the Unvested Options shall lapse as though the Option holder were then a Leaver.

10.2.8

Unless otherwise determinedby a Series C Preferred Majority, Unvested Options shall not vest and become exercisable on an IPO but shall continue to vest in accordance with any Vesting conditions specified by the Board under Rule 5.8 and set out in the Vesting Schedule and may be exercised in accordance with the Rules.

10.3	Control

For the purposes of Rule 10.1 a person shall be deemed to have obtained a Controlling Interest in the Company if he/she and others Acting in Concert with him/her have together obtained a Controlling Interest in the Company.

10.4	Compromise

If any person obtains a Controlling Interest in the Company in pursuance of a compromise or arrangement sanctioned by the court under Part 26 of the Companies Act (a “Compromise”), the Option may be exercised to the extent the Option is Vested as at the date the court sanctions the Compromise (and, if and to the extent so determined by the Board, that part of the Option as is Unvested as at the date the court sanctions the Compromise) within 39 days of the court sanctioning the Compromise. The Option shall lapse on the 40th day following the day on which the court so sanctions the Compromise.

10.5	Chapter 3, Part 28 of the Companies Act

If any person becomes bound or entitled to acquire shares under Chapter 3, Part 28 of the Companies Act, the Option may be exercised to the extent the Option is Vested as at the date of exercise (and, if and to the extent so determined by the Board, that part of the Option is Unvested as at the date of exercise) at any time when that person remains so bound or entitled.

10.6	Liquidation

In the event that a general meeting of the Company is called at which it is proposed to pass a resolution for the voluntary winding up of the Company, the Company shall notify the Option holder of this fact. The Option may be exercised to the extent the Option is Vested as at the date of exercise (and, if and to the extent so determined by the Board, that part of the Option as is Unvested as at the date of exercise) during the period of such notice (such exercise being conditional on such resolution being passed and taking effect immediately thereafter) and such portion of the Option not otherwise exercised before such resolution has been passed shall thereupon lapse. Where the Option holder has exercised the Option pursuant to this Rule 10.6 and the resolution for the voluntary winding up of the Company has been passed (subject to the consent of the Company’s liquidator where such is required by section 88 of the Insolvency Act 1986) the exercise of the Option shall take effect immediately thereupon and the Option holder shall be entitled to share in the assets of the Company with the existing shareholders as registered owner of the relevant Shares as at the time. The Option to the extent Unvested shall lapse immediately on the passing of a resolution for a winding up of the Company.

10.7	Business Sale

In the event of a Business Sale, the Company shall promptly give notice thereof to the Option Holder, and the Option to the extent the Option is Vested as at the date of exercise (and, if and to the extent so determined by the Board, that part of the Option as is Unvested as at the date of exercise) may be exercised within 39 days of completion of the Business Sale. The Option (whether Vested and unexercised or Unvested) shall lapse, unless otherwise determined by the Board, on the 40th day following completion of the Business Sale.

10.8	Internal Reorganisation

Where a change of Control occurs pursuant to an Internal Reorganisation, Rules 10.1 to 10.7 will not apply and therefore, for the avoidance of doubt, Option holders will not be entitled to exercise their Options under Rules 10.1 to 10.7 and Options will not thereby lapse under Rules 9 or 10 by reason of such change of Control pursuant to an Internal Reorganisation. Upon an Internal Reorganisation, Options may be exchanged for options in the New Holding Company in accordance with Rule 10.9.

10.9	Rollover of Options

10.9.1	If any company (the “Acquiring Company”):

(a)	obtains Control of the Company as a result of a Share Sale or other transaction in which the Acquiring Company becomes a New Holding Company;

(b)	obtains Control of the Company in pursuance of a Compromise; or

(c)	becomes bound or entitled under Chapter 3, Part 28 of Companies Act to acquire shares in the Company which are the same class as the Shares,

any Option holder may at any time within the Appropriate Period, by agreement with the Acquiring Company (and, in the case of a transaction in which the Acquiring Company becomes a New Holding Company, the Company shall, if the Board has determined that such transaction shall not constitute a Share Sale, procure that such Acquiring Company shall invite the Option holder to so agree to), release his/her rights under this Plan (in this Rule 10.9.1 referred to as the

“Old Rights”) in consideration of the grant to him/her of rights (in this Rule 10.9.1 referred to as the “New Rights”) which are equivalent to the Old Rights but relate to shares in a different company (whether the Acquiring Company itself or a company which has control of the Acquiring Company or a company which either is, or has control of a company which is a member of a consortium owning either the Acquiring Company or a company having control of the Acquiring Company).

Notwithstanding the foregoing, in the event of an Internal Reorganisation pursuant to Rule 10.8 above, the Company may automatically exchange Options for New Options (as defined below) and no consent shall be required from Option holders.

10.9.2	In Rule 10.9.1, the “Appropriate Period” means:

(a)	in a case falling within Rules 10.9.1(a) or 10.9.1(b), the period of six months beginning with the time when the Acquiring Company obtains control of the Company; or

(b)

in a case falling within Rule 10.9.1(c), the period during which the Acquiring Company remains bound or entitled as mentioned in that paragraph, or if shorter the period of six months beginning with the time when the Acquiring Company obtains Control of the Company.

10.9.3	The New Rights shall not be regarded for the purposes of this paragraph as equivalent to the Old Rights unless:

(a)

the total Fair Market Value, immediately before the release, of the Shares which were subject to the Option holder’s Old Rights is equal to the total Fair Market Value, immediately after the grant, of the Shares in respect of which the New Rights are granted to the Option holder; and

(b)

the total amount payable by the Option holder for the acquisition of shares in pursuance of the New Rights is equal to the total amount that would have been payable for the acquisition of Shares in pursuance of the Old Rights.

10.9.4

For the purposes of this Rule 10.9, any Option shall be cancelled in exchange for substitute options in a manner consistent with the requirements of Treas. Reg. § 1.409A-1(b)(5)(v)(D) (or any successor regulation), in the case of a Non-Qualified Stock Option, and Treas. Reg. §1.424-1(a) (or any successor regulation), in the case of an Incentive Stock Option.

10.9.5

If, pursuant to Rule 10.8 or this Rule 10.9, an Option holder releases his/her Option in consideration of the grant to him/her of an equivalent option (the “New Option”) to acquire shares in the Acquiring Company itself or a company which has control of the Acquiring Company or a company which either is, or has control of a company which is a member of a consortium owning either the Acquiring Company or a company having control of the Acquiring Company, then in relation to the New Option references to “the Company” shall be construed as references to the company whose shares are the subject of the New Option for the purposes of this Plan where the context so requires.

10.9.6	If an Option holder has not accepted the New Rights within the Appropriate Period, any unexercised Options will lapse at the end of the Appropriate Period.

11.	LOSS OF OFFICE OR EMPLOYMENT

11.1	Plan not part of contract of employment

11.1.1

This Plan does not form part of any contract of employment or other terms of engagement between any Group Company and any director, officeholder or employee of, or Consultant to, any Group Company nor does the existence of a contract of employment between a Participant and any company give such Participant any right or entitlement to have an Option granted to him/her in respect of any number of Shares or any expectation that an Option might be granted to him/her whether subject to any conditions or at all and the grant of an Option shall not give him/her any entitlement or expectation that further Options will be granted.

11.1.2

The rights and obligations of an individual under the terms and conditions of his/her office, employment or other engagement shall not be affected by his/her participation in this Plan or any right which he/she may have to participate in it and this Plan shall afford such an individual no additional rights to compensation or damages in consequence of the termination of such office, employment or engagement for any reason whatsoever, including if such termination was lawful or unlawful.

11.1.3

No Option holder shall be entitled to any compensation or damages in consequence of the termination of his/her office, employment or engagement with any company for any reason whatsoever, whether lawful or not, in so far as those rights arise, or may arise, from his/her ceasing to have rights under or be entitled to exercise an Option as a result of such termination or from the loss or diminution of value of such rights or entitlements. If necessary, the Option holder’s terms of office, employment or other engagement shall be varied accordingly.

11.1.4

Any Option holder whose contract for services is terminated for whatever reason (including where the contract is terminated by a Group Company in breach of contract) shall not be entitled to any compensation for loss of any right or benefit or prospective right of benefit under this Plan which he/she might otherwise have enjoyed or for the lapse of any right to an Option howsoever such compensation is claimed and by participating in the Plan, the Option holder irrevocably waives any such right.

11.1.5	Nothing contained in the Plan or any Option Notification shall prejudice the right of the Group to terminate the employment (or other terms of engagement) of any participant under the Plan.

11.2	No retirement plan benefit

11.2.1

Any Option granted under this Plan shall not be deemed compensation for purposes of computing benefits or contributions under any retirement or severance plan of the Group and shall not affect any benefits under any other benefit plan of any kind now or subsequently in effect under which the availability or amount of benefits is related to level of compensation.

11.2.2	This Plan is not intended to be an employee benefit plan subject to the U.S. Employee Retirement Income Security Act of 1974, as amended and is not intended to provide retirement income.

12.	VARIATION OF CAPITAL

12.1	Adjustments on a variation of share capital

In the event of any consolidation, subdivision, stock split, spin-off, share combination, reclassification, recapitalization, liquidation, dissolution, reorganisation, merger, payment of a dividend (other than a cash dividend paid as part of a regular dividend program) or other similar corporate event which affects the equity securities of the Company or the value thereof, the Board shall (a) adjust the number and kind of Shares subject to Options under the Plan, (b) adjust the Option Price in respect of any outstanding Options, and/or (c) take such other action (including any adjustment which the Board considers appropriate), in each case as is reasonably necessary to address, on an equitable basis, the effect of the applicable corporate event on the Plan and any outstanding Options made thereunder. Any such adjustment made or action taken (or the absence of any adjustment or action) by the Board, in good faith, shall be final and binding upon holders of awards and upon the Company, provided, however, that each adjustment to Non-Qualified Stock Options shall satisfy the requirements of Treas. Reg. § 1.409A-1(b)(5)(v)(D) and each adjustment to Incentive Stock Options shall satisfy the requirements of Treas. Reg. § 1.424-1; provided, further, that the Board will make any adjustment to an Option as is required by Section 25102(o) of the California Corporations Code to the extent that the Company is relying upon the exemption afforded thereby with respect to the Option.

12.1.1

Where an Option is to subscribe for Shares an adjustment may be made pursuant to this Rule 12 which would result in the Option Price being less than the nominal value of a Share, provided that at the date of such adjustment, the Board has authority to capitalise from the reserves of the Company a sum equal to the amount by which the aggregate nominal value of the Shares subject to such Option exceeds the adjusted Option Price. On exercise of such an Option the Board will capitalise such sum and apply it paying up such amount.

12.1.2	Notice of any adjustments made pursuant to Rule 12 will be given to relevant Option holders by the Board, which may call in any Option Notification for endorsement, amendment or replacement.

13.	COMPLIANCE WITH CODE SECTION 409A AND SECTION 457A

It is intended that the provisions of the Plan comply with Section 409A of the Code (“Section 409A”) and Section 457A of the Code (“Section 457A”), and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A and 457A. If an Option that is subject to Section 409A or 457A is payable upon an Exit which is not a permissible payment event or time (as described in Treas. Reg. § 1.409A-3) then, to the extent necessary to avoid a violation of Section 409A or 457A, for purposes of payment of such Option, no Exit shall be deemed to have occurred with respect to that Option unless and until there occurs a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company (within the meaning in accordance with Treas. Reg. § 1.409A-3(i)(5)). To the extent required or advisable to avoid a violation of Section 409A or 457A, no discretion to require payment of an Option that is subject to Section 409A or Section 457A upon an Exit shall be exercised if not set forth in writing by the time required under Section 409A or Section 457A. If an Option is subject to Section 409A, any payment made to an Option holder who is a “specified employee” of the Company or any Subsidiary shall not be made before such date as is six months after the Option holder’s “separation from service” to the extent required to avoid the adverse consequences of Section 409A. For purposes of this provision, the terms “separation from service” and “specified employee” shall have the meanings set forth in Section 409A and the applicable Treasury regulations. Nothing in the Plan or in an Option Notification shall be interpreted or construed to transfer any liability for any tax (including a tax or penalty due as a result of a failure to comply with Section 409A or Section 457A) to the Company, any Subsidiary or Parent, or to any other individual or entity, and the Company shall have no liability to an Option holder, or any other party, if an Option that is intended to be exempt from, or compliant with, Section 409A and Section 457A is not so exempt or compliant.

14.	ALTERATIONS

14.1	Amendment of the Plan

The Board may at any time and from time to time, alter, amend or add to all or any of the provisions of the Plan, in whole or in part; provided that the Board shall obtain shareholder approval of any amendment to the extent required under any applicable law, rule or regulation. In addition, in no event shall an amendment increase the maximum number of Shares with respect to which Options may be granted under the Plan without shareholder approval.

14.2	Alterations with the consent of Option holders

The Board may at any time and from time to time, alter, amend or add to all or any of the provisions of the Plan or the terms of any Option in any respect provided that (save where such alteration or addition is made pursuant to Rule 14.3, 14.4 or 14.5) that no alteration or addition which would abrogate or alter adversely and materially the terms of any Option then subsisting may be made without the consent in writing of such Option holders (or, in respect of any abrogation or alteration of general application to the Plan or all Options (or some group thereof), then the consent in writing of such Option holders as hold Options over a majority in number of all Shares under Option).

14.3	Variation of the Articles

The variation of the Articles in force at the relevant time (or adoption of new articles of association by the Company) shall not invalidate or impair the application and enforceability of the terms of the Plan or any Option. In the event of any variation of the Articles (or the adoption of new articles of association by the Company) the Company shall have the power and authority to unilaterally amend (i) the Plan by way of Board approval and/or (ii) any Option, by way of deed poll executed by the Company, in each case so as to make such amendments to Plan and/or any Option as the Board may, in its sole discretion, determine to be necessary or desirable to preserve the effectiveness of the terms of the Plan and any Option and, if so determined by the Board, align the operative provisions of the Plan and/or any Option with any equivalent or relevant provision of the Articles (provided that the timing of the Vesting of Options under any Option may not be so amended without the written consent of the Option holder).

14.4	Local laws

The Company may, in its sole discretion, unilaterally amend the terms of the Plan or any Option(s) with respect to participants in any state or jurisdiction in order to conform such terms with the requirements of local law or to obtain a particular tax or other treatment for a participant and/or the Group.

14.5	Recovery of amounts from Option holders

These Rules may be amended by resolution of the Board to provide for the recovery of any amounts from Option holders in accordance with the indemnity and condition of exercise contained in Rule 8.

14.6	Notification to Option holders

As soon as reasonably practicable after making any alteration or addition under this Rule 14, the Board will notify in writing every Option holder affected by it.

14.7	Exclusion of liability

The Group shall not be liable to any Option holder for any tax or additional tax or social security payable by any Option holder directly or indirectly in consequence of any amendment made under this Rule 14 to the terms of the Plan or any Option(s).

15.	NOTICES

15.1	Method of service

A notice may be given by the Company to any Option holder either personally or by sending it to his/her address stated in his/her Option Notification (or to any other current address, facsimile number or e-mail address supplied or used by him/her for the purpose of his/her receiving communications from the Company). A notice may be given by any Option holder to the Company either personally or by sending it to the Company’s registered office (or to any other current address, facsimile number or e-mail address supplied by the Company and expressly stated to be an address to which the Option holder may send notices in connection with his/her Option). A notice must be in writing (which shall include e-mail) and shall be in the English language.

15.2 Deemed delivery

15.2.1

Without prejudice to any earlier time at which a notice may be actually given and received, a notice properly addressed and sent in accordance with Rule 15.1 will in any event: (i) if personally delivered, be deemed to have been given and received upon delivery at the relevant address; (ii) if posted to an address in the same jurisdiction as that from which it was sent by pre-paid post or courier (which courier advises of delivery within two Business Days), be deemed to have been given and received two Business Days after the date of posting/presentation to the courier; (iii) if sent to an address in a different jurisdiction as that from which it was sent by courier (which courier advises of delivery within seven Business Days), be deemed to have been given and received seven Business Days after the date of posting; (iv) if sent by facsimile and a confirmatory successful transmission report is given by the transmitting device, be deemed to have been given and received on the date of transmission (or, if such day is not a Business Day, then the next Business Day); and (v) if sent by e-mail and no delivery failure is reported to or by the sender’s e-mail server, be deemed to have been given and received on the date such e-mail was so sent (or, if such day is not a Business Day, then the next Business Day).

15.2.2	In proving service of any notice it shall be sufficient to prove:

(a)	in the case of a notice sent by post that such notice was properly addressed, stamped and placed in the post;

(b)	in the case of a notice sent by courier that it was delivered to a representative of the courier;

(c)	in the case of a notice personally delivered that it was delivered or left at the specified address;

(d)	in the case of a notice sent by facsimile that it was duly dispatched to the specified number as confirmed by a transmission report; and

(e)	in the case of a notice sent by e-mail that the e-mail left the e-mail gateway of the server of the notice.

15.2.3	Rule 15.2.1 and 15.2.2 shall not apply to any Notice of Exercise or other documents deliverable under Rule 8.1.1.

16. MISCELLANEOUS

16.1 Severability

If any provision of the Plan or any Option is, becomes, or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Option holder, such provision shall be construed or deemed amended to conform with applicable law, or if the provision cannot be so construed or deemed amended without, in the sole discretion of the Board, materially altering the intent of the Plan or the Option, such provision shall be severed as to the jurisdiction or Option holder and the remainder of the Plan and any such Option shall remain in full force and effect.

16.2	Limitation of Liability

Notwithstanding anything to the contrary in the Plan, neither the Company, nor any Group Company, nor the Board, nor any person acting on behalf of the Company, any Group Company, or the Board, will be liable to any Option holder or to the estate or beneficiary of any Option holder or to any other holder of an Option by reason of any acceleration of income, or any additional tax (including any interest and penalties), asserted by reason of the failure of an Option to satisfy any particular criteria or requirement (including, without limitation, any requirement under Section 409A or by reason of Section 4999 of the Code), or otherwise asserted with respect to the Option.

16.3	Indemnification

In addition to such other rights of indemnification as they may have, members of the Board (and any individuals to whom authority to act for the Board is delegated) shall be defended and indemnified by the Company to the extent permitted by law against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Option granted under the Plan, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such claim, investigation, action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct. Upon the institution of any such action, suit, or proceeding, any such indemnified person against whom a claim is made shall notify the Company in writing and give the Company the opportunity, within 30 days after such notice and at its own expense, to handle and defend the same before such indemnified person undertakes to handle it on his/her or her own behalf.

16.4	Administration and disputes

16.4.1

The Board has discretionary authority to construe and interpret the terms of the Plan, the terms on which any Option is granted under the Plan and any Option Notification; and to determine all facts necessary to administer the Plan and any Option including, without limitation, to correct any defect, to supply any omission or to reconcile any inconsistency in the Plan or any Option Notification.

16.4.2	The decision of the Board in any dispute or question relating to the Plan and/or any Option shall be final and conclusive, subject to the terms of this Plan.

16.5	Data protection

For the purpose of administering and operating the Plan, the Company or Group Company will collect and process information relating to Participants and Option holders in accordance with the Company’s privacy notice (as amended from time to time) which is available upon request from the Company.

17.	GOVERNING LAW AND JURISDICTION

17.1	English law

This Plan, each Option Notification and all matters relating to or in connection therewith (including any dispute arising out of, relating to or in connection with, this Plan or any Option Notification, including any question relating to the existence, validity or termination of this Plan or any Option Notification or any contractual or non-contractual obligation) shall be governed by, and construed in accordance with, English law.

17.2	Jurisdiction

Save to the extent the Company has expressly submitted in writing to the jurisdiction of any other court or similar body in connection with the grant of any Option, any dispute arising out of, relating to or in connection with, this Plan or Option Notification, including any question relating to the existence, validity, interpretation or termination of this Plan, any Option, any Option Notification or to any contractual or non-contractual obligation related to the Plan or Option or Option Notification and any dispute relating to the enforcement of this Plan or Option or Option Notification, shall be subject to the exclusive jurisdiction of the English courts.